Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation

ARTICLE I

The name of the corporation is 808 Renewable Energy Corporation (the “Corporation”).

ARTICLE II

The Corporation may engage in any lawful activity.

ARTICLE III

A.           Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that the Corporation is authorized to issue is 120,000,000 shares. 100,000,000 shares shall be Common Stock, par value $.001 per share, and 20,000,000 shares shall be Preferred Stock, par value $.001 per share.

B.           Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 5,500,000 shares, are as set forth below in Article III(C). The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, which series shall consist of 5,000,000 shares, are as set forth below in Article III(D). The Corporation’s Board of Directors (the “Board of Directors”) hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Articles of Incorporation (“Protective Provisions”), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock (other than the Series A Preferred Stock and the Series B Preferred Stock), before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

C.           Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article III(C).

1.           No Dividend Rights. The holders of the Series A Preferred Stock shall have no dividend rights. The holders of the Series A Preferred Stock shall not be entitled to receive dividends upon the declaration or payment of any dividend on the Series B Preferred Stock of the Corporation (whether or not such dividend on the Series B Preferred Stock of the Corporation is payable in cash, in Series B Preferred Stock or in Common Stock or in other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Series B Preferred Stock or Common Stock). The holders of the Series A Preferred Stock shall not be entitled to receive dividends upon the declaration or payment of any dividend on the Common Stock of the Corporation (whether or not such dividend on the Common Stock of the Corporation is payable in cash, in Common Stock or in other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock).

2.           Liquidation Preference.

(a)           Subject and subordinate to the provisions of Section 2 of Article III(D) hereof (with respect to the liquidation preference of the Series B Preferred Stock), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of the Series B Preferred Stock and any other series of Preferred Stock that from time to time may come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series A Preferred Stock (subject to adjustment of such fixed dollar amount for stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, in proportion to the amount of such stock owned by each such holder.

(b)           Upon the completion of the distribution required by subsection 2(a) immediately above and any other distribution that may be required with respect to any series of Preferred Stock that from time to time may come into existence, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c)           For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the shares of Series A Preferred Stock then outstanding determine otherwise), (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation; unless, with respect to clause (i) or clause (ii) of this subsection 2(c), the Corporation’s stockholders of record as constituted immediately before such acquisition or sale will immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

(d)           Whenever any liquidation, dissolution or winding up of the Corporation provided for in this Section 2 requires that any distribution in connection therewith will be payable in property other than cash, then the value of such property shall be its fair market value, as determined in good faith by the Board of Directors, except that, if such property consists of securities, then such securities shall be valued as follows:

(i)           The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(A)           If the securities are then traded on a national securities exchange or the NASDAQ Global Market (or a similar global or national quotation system), then the value of such securities shall be deemed to be the average of the daily closing prices of such securities on such exchange or system over the thirty (30) day period ending three (3) days before the distribution; and

(B)           If the securities are then actively traded over-the-counter, then the value of such securities shall be deemed to be the average of the daily closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days before the distribution; and

(C)           If there is no active public market for the securities, then the value of such securities shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined pursuant to any of subparagraphs (i)(A), (i)(B) or (i)(C) of this subsection 2(d) (as applicable) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3.   No Conversion Rights. The holders of the Series A Preferred Stock shall have no conversion rights, and shares of the Series A Preferred Stock shall not be subject to conversion or otherwise convertible into shares of Common Stock or other securities of the Corporation.

4.           Redemption. The Corporation shall have the right, but not the obligation, to the extent that it may lawfully do so, at any time and from time to time to repurchase and redeem from the holder or holders thereof all or any portion of the then-outstanding shares of Series A Preferred Stock for a purchase/redemption price per share equal to $1.00 per share (subject to adjustment of such fixed dollar amount for stock splits, stock dividends, combinations, recapitalizations or the like) in cash or its equivalent (the “Series A Redemption Price”). In order to exercise this right of redemption, at least fifteen (15) but no more than thirty (30) days before the applicable Series A Redemption Date (as defined below), the Corporation shall provide written notice that the Corporation is redeeming all or a portion of the then-outstanding shares of Series A Preferred Stock (the “Series A Redemption Notice”) by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such notice is given) of the then-outstanding shares of Series A Preferred Stock to be redeemed (at the address last shown on the records of the Corporation for each such holder), notifying such holder of the redemption to be effected on the applicable Series A Redemption Date (as defined below), specifying the number of shares of Series A Preferred Stock to be redeemed from such holder on the applicable Series A Redemption Date (as defined below), the date as of which such redemption shall be (or be deemed to be) effective (any and each such date, the “Series A Redemption Date”), the place at which payment of the Series A Redemption Price for the shares of Series A Preferred Stock to be redeemed on the Series A Redemption Date may be obtained by such holder and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series A Preferred Stock to be redeemed on the Series A Redemption Date. On or after the Series A Redemption Date, each such holder shall surrender to the Corporation the certificate or certificates representing such shares of Series A Preferred Stock to be redeemed on the Series A Redemption Date as specified in the Series A Redemption Notice, in the manner and at the place designated in the Series A Redemption Notice, and thereupon the Series A Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. In the event that less than all of the shares of Series A Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Series A Redemption Date, all rights of the holder or holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice (except the right to receive the applicable Series A Redemption Price for such shares without interest upon surrender of such holder or holders’ certificate or certificates representing such shares) shall cease with respect to such shares, such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever, and such shares shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

5.           No Voting Rights. The holders of the Series A Preferred Stock shall have no voting rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation or by written consent of the stockholders of the Corporation in lieu of meeting, each holder of outstanding shares of Series A Preferred Stock shall have no right to vote whatsoever for any share of Series A Preferred Stock then held by such holder and shall not be entitled to vote, together with holders of Common Stock or otherwise, with respect to any question upon which holders of Common Stock have the right to vote. Except as otherwise expressly provided herein, and except to the extent otherwise provided by the Nevada Revised Statutes, the holders of outstanding shares of Series A Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Corporation. Without limiting the generality of the foregoing, the holders of outstanding shares of Series A Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Corporation with respect to any plan of merger, plan of conversion or plan of exchange under Section 92A.120 of the Nevada Revised Statutes.

D.           Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below in this Article III(D).

1.           Dividend Provisions. Subject to the rights of any series of Preferred Stock that from time to time may come into existence, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock of the Corporation, at the rate of $0.12 per share per annum for the Series B Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like), payable only when, as and if declared by the Board of Directors. Such dividends shall be cumulative. The holders of the outstanding Series B Preferred Stock can waive any dividend preference that such holders may be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

2.           Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share (if any) (subject to adjustment of such fixed dollar amounts for stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock, in proportion to the amount of such stock owned by each such holder.

(b)           Upon the completion of the distribution required by subsection 2(a) immediately above, the distribution required by subsection 2(a) of Article III(C) hereof and any other distribution that may be required with respect to any series of Preferred Stock that from time to time may come into existence, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c)           For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the shares of Series B Preferred Stock then outstanding determine otherwise), (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation; unless, with respect to clause (i) or clause (ii) of this subsection 2(c), the Corporation’s stockholders of record as constituted immediately before such acquisition or sale will immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

(d)           Whenever any liquidation, dissolution or winding up of the Corporation provided for in this Section 2 requires that any distribution in connection therewith will be payable in property other than cash, then the value of such property shall be its fair market value, as determined in good faith by the Board of Directors, except that, if such property consists of securities, then such securities shall be valued as follows:

(i)           The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(A)           If the securities are then traded on a national securities exchange or the NASDAQ Global Market (or a similar global or national quotation system), then the value of such securities shall be deemed to be the average of the daily closing prices of such securities on such exchange or system over the thirty (30) day period ending three (3) days before the distribution; and

(B)           If the securities are then actively traded over-the-counter, then the value of such securities shall be deemed to be the average of the daily closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days before the distribution; and

(C)           If there is no active public market for the securities, then the value of such securities shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined pursuant to any of subparagraphs (i)(A), (i)(B) or (i)(C) of this subsection 2(d) (as applicable) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

3.           Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such share of Series B Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 3(d) hereof.

(b)           Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 3(c) hereof, the Corporation’s sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $3.00 per share (as adjusted for stock splits, stock dividends, recapitalizations or the like), and the aggregate offering proceeds of which to the Corporation (net of underwriting commissions, discounts, fees and expenses) are not less than $5,000,000 (a “Qualified Public Offering”), or (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series B Preferred Stock.

(c)           Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at its principal corporate office of the election to convert the same, stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at that office to the holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, then the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted the Series B Preferred Stock until immediately before the closing of such sale of securities.

(d)           Conversion Price Adjustments of Series B Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price for the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           (A)           If the Corporation issues, after the date upon which any shares of Series B Preferred Stock first were issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately before the issuance of such Additional Stock, then the Conversion Price for such series in effect immediately before each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the Conversion Price for such series by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 3(d)(i)(E)(1) or (2) hereof) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 3(d)(i)(E)(1) or (2) hereof) plus the number of shares of such Additional Stock.

(B)           No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share; provided that any adjustment that is not required to be made by reason of this sentence shall be carried forward and either shall be taken into account in any subsequent adjustment made before three (3) years from the date of the event giving rise to the adjustment being carried forward or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4) below, no adjustment of the Conversion Price for the Series B Preferred Stock pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price for the Series B Preferred Stock above the Conversion Price for the Series B Preferred Stock in effect immediately before such adjustment.

(C)           In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discount, commission or other expense allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)           In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)           In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii) hereof:

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D) hereof).

(3)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, without limitation, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 3(d)(i)(A)), the Conversion Price for the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 3(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and 3(d)(i)(E)(2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or 3(d)(i)(E)(4) hereof.

(ii)           “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E) hereof) by the Corporation after the Purchase Date other than:

(A)           Common Stock issued pursuant to a transaction described in subsection 3(d)(iii) hereof; or

(B)           shares of Common Stock issued or issuable to employees, consultants, legal counsel, officers and/or directors of the Corporation directly or pursuant to an incentive stock plan, a stock option plan or restricted stock plan or any agreement approved by the Board of Directors; or

(C)           shares of Common Stock issued or issuable to equipment financers, equipment lessors, commercial banks, vendors and/or legal counsel pursuant to any agreement or arrangement approved by the Board of Directors; or

(D)           shares of Common Stock issued or issuable upon the exercise or conversion of warrants or other securities or rights to persons or entities with which the Corporation has business relationships, provided that such issuances are approved by the Board of Directors;

(E)           shares of Common Stock or Preferred Stock issued in connection with any acquisition (including any technology acquisition) or joint venture or strategic alliance agreement or any other business transaction or arrangement approved by the Board of Directors, including any business acquisition by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that such business acquisition is approved by the Board of Directors; or

(F)           shares of Common Stock issued or issuable upon conversion of Preferred Stock of the Corporation (including the Series B Preferred Stock); or

(G)           shares of Common Stock issued or issuable in a public offering before or in connection with which all outstanding shares of Series B Preferred Stock will be converted to Common Stock.

(iii)           If the Corporation at any time or from time to time after the Purchase Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E) hereof.

(iv)           If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)           Other Distributions. In the event the Corporation declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii) hereof, then, in each such case for the purpose of this subsection 3(e), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

(f)           Recapitalizations. If at any time or from time to time there is a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2 of this Article III(D)), provision shall be made so that the holders of the Series B Preferred Stock thereafter shall be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)           No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments.

(i)           No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one half being rounded upward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock that the holder at the time is converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price for the Series B Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth the adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series B Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series B Preferred Stock.

(i)           Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days before the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

(j)           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred Stock, then, in addition to such other remedies as may be available to the holders of the then-outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of the Corporation’s counsel, be necessary to increase the Corporation’s authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles of Incorporation.

(k)           Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

4.           Redemption. At any time after the date immediately preceding the first anniversary of the Purchase Date (as defined in subsection 3(d)(i)(A) of this Article III(D)), the Corporation shall have the right, but not the obligation, to the extent that it may lawfully do so, at any time and from time to time to repurchase and redeem from the holder or holders thereof all or any portion of the then-outstanding shares of Series B Preferred Stock for a purchase/redemption price per share equal to the sum of (i) $1.00 per share and (ii) an amount equal to declared but unpaid dividends on such share (if any) (subject to adjustment of such fixed dollar amounts for stock splits, stock dividends, combinations, recapitalizations or the like) in cash or its equivalent (the “Series B Redemption Price”). In order to exercise this right of redemption, at least thirty (30) but no more than sixty (60) days before the applicable Series B Redemption Date (as defined below), the Corporation shall provide written notice that the Corporation is redeeming all or a portion of the then-outstanding shares of Series B Preferred Stock (the “Series B Redemption Notice”) by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such notice is given) of the then-outstanding shares of Series B Preferred Stock to be redeemed (at the address last shown on the records of the Corporation for each such holder), notifying such holder of the redemption to be effected on the applicable Series B Redemption Date (as defined below), specifying the number of shares of Series B Preferred Stock to be redeemed from such holder on the applicable Series B Redemption Date (as defined below), the date as of which such redemption shall be (or be deemed to be) effective (any and each such date, the “Series B Redemption Date”), the place at which payment of the Series B Redemption Price for the shares of Series B Preferred Stock to be redeemed on the Series B Redemption Date may be obtained by such holder and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Series B Preferred Stock to be redeemed on the Series B Redemption Date. On or after the Series B Redemption Date, each such holder shall surrender to the Corporation the certificate or certificates representing such shares of Series B Preferred Stock to be redeemed on the Series B Redemption Date as specified in the Series B Redemption Notice, in the manner and at the place designated in the Series B Redemption Notice, and thereupon the Series B Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. In the event that less than all of the shares of Series B Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Series B Redemption Date, all rights of the holder or holders of shares of Series B Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice (except the right to receive the applicable Series B Redemption Price for such shares without interest upon surrender of such holder or holders’ certificate or certificates representing such shares) shall cease with respect to such shares, such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever, and such shares shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock. Notwithstanding any of the foregoing provisions of this Section 4, each holder of shares of Series B Preferred Stock to be redeemed pursuant to a Series B Redemption Notice shall have the right to elect, in lieu of having such shares redeemed as specified in such Series B Redemption Notice, to convert all of such shares into shares of Common Stock pursuant to and in accordance with the provisions of subsection 3(a) and subsection 3(c) of this Article III(D) within fifteen (15) days after the date on which such holder receives such Series B Redemption Notice. In order to exercise this right to make such election, such holder within such fifteen (15) days must surrender the certificate or certificates representing the shares of Series B Preferred Stock to be converted into shares of Common Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and give written notice to the Corporation at its principal corporate office of the election to convert the same, stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

5.           Voting Rights. The holders of each share of Series B Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such shares of Preferred Stock could then be converted, and, with respect to such vote, such holders (a) shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, (b) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (c) shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted, and fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one half being rounded upward). Except as otherwise expressly provided herein, and except to the extent otherwise provided by the Nevada Revised Statutes, the holders of outstanding shares of Series B Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Corporation. Without limiting the generality of the foregoing, the holders of outstanding shares of Series B Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Corporation with respect to any plan of merger, plan of conversion or plan of exchange under Section 92A.120 of the Nevada Revised Statutes.

6.           Protective Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock (voting together as a single series of Preferred Stock):

(a)           alter or change any of the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect such shares;

(b)           increase the authorized number of shares of Series B Preferred Stock;

(c)           reclassify any outstanding shares of any class or series of the Corporation’s stock; or

(d)           redeem, purchase or otherwise acquire any shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or cessation of service, or otherwise pursuant to any stock restriction agreement, stock option agreement or other agreement or plan providing for employees or consultants or other persons to own (or potentially own) shares of Common Stock.

7.           Status of Converted or Redeemed Series B Preferred Stock. If shares of Series B Preferred Stock are converted pursuant to Section 3 of this Article III(D) or redeemed pursuant to Section 4 of this Article III(D), then such shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

E.           Common Stock.

1.             Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.           Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article III(D) hereof.

3.            Redemption. The Common Stock is not redeemable.

4.           Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE IV

The provisions of this Article IV shall not be in effect until, and shall be in effect as of and after, the closing of a Qualified Public Offering. The Board of Directors is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

           (a)           The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

           (b)           Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

           (c)           Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

           (d)           Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

           (e)           Provisions that permit the Corporation to redeem or exchange such rights.

    (f)           The appointment of a rights agent with respect to such rights.

ARTICLE V

The governing board of the Corporation shall be styled as a “Board of Directors,” and any member of such Board of Directors shall be styled as a “director.” The number of directors of the Corporation may be fixed and increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote that are not filled by such stockholders, may be filled by the remaining directors, though less than a quorum. Notwithstanding the foregoing, whenever the holders of any one or more series of shares of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article III(B) hereof.

ARTICLE VI

The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment, modification or repeal of this Article VI applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article VII or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this Article VII.

The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person’s official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation’s receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. No amendment, modification or repeal of this Article VII applies to or has any effect on any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE VIII

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized:  (i) to make, adopt, amend, alter or repeal the Bylaws of the Corporation, except as and to the extent otherwise provided in such Bylaws; (ii) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as the Board of Directors deems expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers, and relative, participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.